Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2015, relating to the December 31, 2014 and 2013 consolidated financial statements of Bright Mountain Acquisition Corporation and subsidiaries appearing in the Annual Report on Form 10-K/A for the year ended December 31, 2014.

/s/ LIGGETT, VOGT &WEBB P.A.

LIGGETT, VOGT &WEBB P.A.

Certified Public Accountants

Boynton Beach, Florida

June 10, 2015